Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Viad Corp Reports 2023 Fourth Quarter and Full Year Results
•	Pursuit delivered record results with 17% full year revenue growth and continued margin expansion
•	GES substantially outperformed expectations with 7% full year revenue growth and healthy margins
•	Strong growth and margin improvement expected again in 2024

SCOTTSDALE, February 8, 2024 -- Viad Corp (NYSE: VVI), a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition management services, and experiential marketing, today reported results for the 2023 fourth quarter and full year.
Steve Moster, Viad’s President and Chief Executive Officer, commented, “We delivered strong fourth quarter and full year results, with consolidated revenue and adjusted EBITDA exceeding the high-end of our guidance. GES’ results significantly surpassed our expectations due to increased corporate client spending on high-margin experiential marketing services. Pursuit posted record revenue and benefited from increased demand for our inspiring and unforgettable attractions and hotels.”
Moster continued, “We are entering 2024 with great momentum as we see robust demand for our extraordinary experiences at both Pursuit and GES. We expect to deliver full year consolidated adjusted EBITDA year-over-year growth of approximately 16% to 30% in 2024 with strong free cash flow.”
Financial Highlights

	Three months ended December 31,			Year ended December 31,
(in millions, except per share data)	2023	2022	% Change	2023	2022	% Change
Revenue	$291.7	$248.0	17.6%	$1,238.7	$1,127.3	9.9%
Pursuit Revenue	42.2	34.1	23.6%	350.3	299.3	17.0%
GES Revenue	249.5	213.9	16.6%	888.4	828.0	7.3%
Net Income (Loss) Attributable to Viad	$(15.3)	$(5.7)	**	$16.0	$23.2	-31.0%
Net Income (Loss) Before Other Items* (Adjusted Net Income (Loss))	$(14.6)	$(25.5)	42.8%	$18.6	$12.3	50.9%
Income (Loss) Per Common Share Attributable to Viad (Diluted EPS)	$(0.83)	$(0.37)	**	$0.30	$0.53	-43.4%
Income (Loss) Before Other Items Per Common Share* (Adjusted Diluted EPS)	$(0.79)	$(1.33)	40.6%	$0.39	$0.16	**
Consolidated Adjusted EBITDA*	$14.5	$(2.0)	**	$147.0	$116.1	26.6%
Pursuit Adjusted EBITDA*	(8.3)	(11.3)	25.9%	92.6	67.9	36.3%
GES Adjusted EBITDA*	26.6	12.7	**	68.2	61.3	11.3%
Corporate Adjusted EBITDA*	(3.7)	(3.5)	-6.9%	(13.8)	(13.1)	-5.1%
* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent.

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In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the “Investors” section of our website, and in the financial tables accompanying this press release.

Full Year Results
•	Revenue of $1.2 billion increased $111.4 million (9.9%) from the 2022 full year.
o
Pursuit revenue of $350.3 million increased $51.0 million (17.0%) year-over-year, primarily driven by stronger international tourism to Western Canada and Iceland, as well as revenue management efforts to capture higher revenue per guest.

o
GES revenue of $888.4 million increased $60.4 million (7.3%) year-over-year, primarily due to improved demand for exhibition management and experiential marketing services, which more than offset a $74 million year-over-year revenue impact from the sale of a non-core audio visual services business in 2022 and the timing of major non-annual shows.

•
Net income attributable to Viad of $16.0 million decreased $7.2 million from the 2022 full year primarily due to a $19.6 million gain on the sale of a non-core audio visual business in the prior year, as well as higher interest expense and income tax expense, partially offset by improved business performance.

o
Net income before other items* (adjusted net income) of $18.6 million increased $6.3 million (50.9%) primarily due to higher adjusted EBITDA, partially offset by increased interest expense and income tax expense.

•	Consolidated adjusted EBITDA* of $147.0 million increased $30.9 million (26.6%) from the 2022 full year.
o	Pursuit adjusted EBITDA* of $92.6 million increased $24.7 million (36.3%) year-over-year primarily driven by higher revenue and improved margin.
o	GES adjusted EBITDA of $68.2 million increased $6.9 million (11.3%) year-over-year primarily driven by higher revenue and improved margin.

Fourth Quarter Results
•	Revenue of $291.7 million increased $43.7 million (17.6%) from the 2022 fourth quarter.
o	Pursuit revenue of $42.2 million increased $8.1 million (23.6%) year-over-year primarily due to higher visitation and improved revenue per guest.
o
GES revenue of $249.5 million increased $35.6 million (16.6%) year-over-year primarily due to continued underlying growth and about $9 million of incremental revenue from non-annual shows, partially offset by the loss of $13 million in revenue from a non-core audio visual services business that was sold in 2022.

•
Net loss attributable to Viad of $15.3 million increased $9.6 million from the 2022 fourth quarter primarily due to a $19.6 million gain on the sale of a non-core audio visual business in 2022 and higher income tax expense, partially offset by improved business performance.

o	Net loss before other items* (adjusted net loss) of $14.6 million improved by $10.9 million primarily due to higher adjusted EBITDA, partially offset by higher income tax expense.
•	Consolidated adjusted EBITDA* of $14.5 million increased $16.5 million from the 2022 fourth quarter.
o	Pursuit negative adjusted EBITDA* of $8.3 million improved by $2.9 million year-over-year primarily driven by higher revenue during the seasonally slow quarter.
o	GES adjusted EBITDA of $26.6 million increased $13.9 million year-over-year primarily due to higher revenue and improved margin.

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Cash Flow and Balance Sheet Highlights
•	Our cash flow from operations was an outflow of $9.8 million for the fourth quarter and an inflow of $106.7 million for the full year.
•
Our capital expenditures for the fourth quarter totaled $23.6 million, comprising $20.3 million for Pursuit and $3.2 million for GES. For the full year, our capital expenditures totaled $78.3 million, comprising $64.6 million for Pursuit (inclusive of about $39 million for growth projects) and $13.6 million for GES.

•
Our debt principal payments (net) totaled $17.1 million for the fourth quarter and $22.3 million for the full year. We paid cash dividends on our convertible preferred equity of approximately $2.0 million for the fourth quarter and $7.8 million for the full year.

•
Our total liquidity was $160.7 million, comprising cash and cash equivalents of $52.7 million and $108.0 million of capacity available on our revolving credit facility ($170 million total facility size, less $57 million outstanding balance and $5 million in letters of credit) at the end of the year.

•	Our debt was $462.1 million, and our net leverage ratio was 2.6 at the end of the year.

2024 Outlook
Our guidance for Viad consolidated, Pursuit, and GES is as follows:

(in millions)	First Quarter	Full Year
Viad Consolidated
Revenue	$260 to $284	Up high-single to low-double digits
Adjusted EBITDA	$(0.5) to $7.5	$171 to $191
Cash flow from Operations	$5 to $15	$120 to $140
Capital Expenditures	$25 to $30 (including growth capex of ~$10)	$65 to $70 (including growth capex of ~$20)
Pursuit
Revenue	$35 to $39	Up mid-single digits
Adjusted EBITDA	$(12) to $(8)	$105 to $115
Key Assumptions	• FlyOver Chicago opens in March 2024 • Strong demand for Pursuit’s iconic, unforgettable, inspiring experiences • Continued growth of international leisure travel

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(in millions)	First Quarter	Full Year
GES
Revenue	$225 to $245	Up low-double digits
Adjusted EBITDA	$15 to $19	$80 to $90
Key Assumptions
• Major non-annual shows (~$65M of incremental revenue vs. 2023, primarily in the third quarter)
• Strong demand for GES’ experiential marketing and exhibition management services
• Increased exhibition and event show sizes

Conference Call Details
Management will host a conference call to review fourth quarter and full year 2023 results on Thursday, February 8, 2024, at 5 p.m. (Eastern Time).
The conference call can be accessed with operator assistance by calling (404) 975-4839 or (833) 470-1428 and entering the access code 092660.
To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=0de1640f&confId=59653. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.
A live audio webcast of the call will also be available in listen-only mode through the “Investors” section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (929) 458-6194 or (866) 813-9403 and entering the access code 706058.
Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the “Investors” section of our website prior to the conference call.  We will refer to this presentation during the call.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including attractions, hospitality, exhibition management services, and experiential marketing through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.
Pursuit is a global attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations. Pursuit’s elevated hospitality experiences enable visitors to discover and connect with world-class attractions, distinctive lodges, and engaging tours in stunning national parks and renowned global travel locations, in addition to experiencing our collection of Flyover Attractions in the vibrant cities of Vancouver, Reykjavik, Las Vegas, and Chicago (opening March 2024).
GES is a global exhibition management and experiential marketing company offering a comprehensive range of services to the world’s leading event organizers and brands through two reportable segments, GES Exhibitions and Spiro. GES Exhibitions is a global exhibition and trade show management business that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East. Spiro is a global experiential marketing agency that partners with leading brands around the world to manage and elevate their experiential marketing activities, bonding brand and customer.

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For more information, visit www.viad.com.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.
Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:
•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	the impact of our overall level of indebtedness, as well as our financial covenants, on our operational and financial flexibility;
•	identified material weaknesses in our internal control over financial reporting;
•	seasonality of our businesses;
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for new and emerging challenges presented by the ramifications of the COVID-19 pandemic on our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	our exposure to labor shortages, turnover, and labor cost increases;
•	the importance of key members of our account teams to our business relationships;
•	our ability to manage our business and continue our growth if we lose any of our key personnel;
•	the competitive nature of the industries in which we operate;
•	our dependence on large exhibition event clients;
•	adverse effects of show rotation on our periodic results and operating margins;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our multi-employer pension plan funding obligations;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;
•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

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For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.
Forward-Looking Non-GAAP Measures
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.
Contact
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

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VIAD CORP AND SUBSIDIARIES TABLE ONE - QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Revenue:
Pursuit	$42,208	$34,148	$8,060	23.6%	$350,285	$299,327	$50,958	17.0%
GES:
Spiro	83,554	72,123	11,431	15.8%	283,171	277,641	5,530	2.0%
GES Exhibitions	168,272	143,577	24,695	17.2%	614,418	557,880	56,538	10.1%
Inter-segment eliminations	(2,355)	(1,821)	(534)	-29.3%	(9,194)	(7,537)	(1,657)	-22.0%
Total GES	249,471	213,879	35,592	16.6%	888,395	827,984	60,411	7.3%
Total revenue	$291,679	$248,027	$43,652	17.6%	$1,238,680	$1,127,311	$111,369	9.9%

Segment operating income (loss):
Pursuit	$(18,693)	$(20,091)	$1,398	7.0%	$53,381	$24,031	$29,350	**
GES:
Spiro	12,091	4,805	7,286	**	23,723	23,133	590	2.6%
GES Exhibitions	11,104	3,992	7,112	**	31,339	21,780	9,559	43.9%
Total GES	23,195	8,797	14,398	**	55,062	44,913	10,149	22.6%
Segment operating income (loss)	$4,502	$(11,294)	$15,796	**	$108,443	$68,944	$39,499	57.3%
Corporate eliminations	10	16	(6)	-37.5%	59	67	(8)	-11.9%
Corporate activities	(3,785)	(3,537)	(248)	-7.0%	(14,040)	(13,418)	(622)	-4.6%
Gain on sale of ON Services (Note A)	-	19,637	(19,637)	-100.0%	(204)	19,637	(19,841)	**
Restructuring (charges) recoveries (Note B)	(49)	408	(457)	**	(1,174)	(3,059)	1,885	61.6%
Impairment charges	-	-	-	**	-	(583)	583	-100.0%
Other expense, net	(500)	(547)	47	8.6%	(2,033)	(2,077)	44	2.1%
Net interest expense (Note C)	(10,897)	(11,001)	104	0.9%	(47,978)	(34,891)	(13,087)	-37.5%
Income (loss) from continuing operations before income taxes	(10,719)	(6,318)	(4,401)	-69.7%	43,073	34,620	8,453	24.4%
Income tax expense (Note D)	(5,176)	(386)	(4,790)	**	(18,799)	(9,973)	(8,826)	-88.5%
Income (loss) from continuing operations	(15,895)	(6,704)	(9,191)	**	24,274	24,647	(373)	-1.5%
Income (loss) from discontinued operations (Note E)	33	(137)	170	**	(822)	148	(970)	**
Net income (loss)	(15,862)	(6,841)	(9,021)	**	23,452	24,795	(1,343)	-5.4%
Net (income) loss attributable to noncontrolling interest	385	708	(323)	-45.6%	(7,836)	(2,323)	(5,513)	**
Net loss attributable to redeemable noncontrolling interest	131	394	(263)	-66.8%	401	748	(347)	-46.4%
Net income (loss) attributable to Viad	$(15,346)	$(5,739)	$(9,607)	**	$16,017	$23,220	$(7,203)	-31.0%

Amounts Attributable to Viad:
Income (loss) from continuing operations	$(15,379)	$(5,602)	$(9,777)	**	$16,839	$23,072	$(6,233)	-27.0%
Income (loss) from discontinued operations (Note E)	33	(137)	170	**	(822)	148	(970)	**
Net income (loss)	$(15,346)	$(5,739)	$(9,607)	**	$16,017	$23,220	$(7,203)	-31.0%

Income (loss) per common share attributable to Viad (Note F):
Basic income (loss) per common share	$(0.83)	$(0.37)	$(0.46)	**	$0.30	$0.54	$(0.24)	-44.4%
Diluted income (loss) per common share	$(0.83)	$(0.37)	$(0.46)	**	$0.30	$0.53	$(0.23)	-43.4%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,942	20,656	286	1.4%	20,855	20,589	266	1.3%
Additional dilutive shares related to share-based compensation	-	-	-	**	242	223	19	8.5%
Diluted weighted-average outstanding common shares	20,942	20,656	286	1.4%	21,097	20,812	285	1.4%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$(8,332)	$(11,251)	$2,919	25.9%	$92,623	$67,949	$24,674	36.3%
GES:
Spiro	12,451	5,795	6,656	**	25,903	26,975	(1,072)	-4.0%
GES Exhibitions	14,140	6,926	7,214	**	42,273	34,282	7,991	23.3%
Total GES	26,591	12,721	13,870	**	68,176	61,257	6,919	11.3%
Corporate	(3,717)	(3,476)	(241)	-6.9%	(13,754)	(13,089)	(665)	-5.1%
Consolidated Adjusted EBITDA	$14,542	$(2,006)	$16,548	**	$147,045	$116,117	$30,928	26.6%

	As of December 31,
Capitalization Data:	2023	2022	$ Change	% Change
Cash and cash equivalents	$52,704	$59,719	$(7,015)	-11.7%
Total debt	462,128	481,792	(19,664)	-4.1%
Viad shareholders' equity	41,392	14,530	26,862	**
Non-controlling interests (redeemable and non-redeemable)	93,921	87,266	6,655	7.6%
Convertible Series A Preferred Stock (Note G):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent
*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP AND SUBSIDIARIES TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)
(A)
Gain on Sale of ON Services — On December 15, 2022, we completed the sale of substantially all of the assets of GES’ United States audio-visual production business, ON Services. We recognized a gain on sale of approximately $19.6 million.

(B)
Restructuring (Charges) Recoveries – Restructuring charges during the years ended 2023 and 2022 were primarily related to our 2022 transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments.

(C)	Net Interest Expense – The increase in interest expense during the year ended 2023 relative to 2022 was primarily due to higher interest rates in 2023.

(D)
Income Tax Expense – The effective tax rate was 43.6% for the year ended December 31, 2023 and 28.8% for the year ended December 31, 2022.  We generated higher income in 2023 than 2022 in our tax jurisdictions without a valuation allowance (VA) and were not able to recognize a benefit on losses in our jurisdictions with a VA.  The effective tax rate was negative 48.3% for the three months ended December 31, 2023 and 6.1% for the three months ended December 31, 2022.  In the fourth quarter of 2023, we generated higher income in our tax jurisdictions without a VA than in 2022 and were not able to recognize a benefit on losses in our jurisdictions with a VA.

(E)	Income (Loss) from Discontinued Operations — The loss from discontinued operations during the year ended 2023 was primarily due to legal matters related to previously sold operations.

(F)
Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended December 31,				Year ended December 31,
(in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Net income (loss) attributable to Viad	$(15,346)	$(5,739)	$(9,607)	**	$16,017	$23,220	$(7,203)	-31.0%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(7,801)	(7,801)	-	0.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	-	-	**	-	(763)	763	-100.0%
Undistributed income (loss) attributable to Viad	(17,296)	(7,689)	(9,607)	**	8,216	14,656	(6,440)	-43.9%
Less: Allocation to participating securities	-	-	-	**	(1,993)	(3,600)	1,607	44.6%
Net income (loss) allocated to Viad common shareholders (basic)	$(17,296)	$(7,689)	$(9,607)	**	$6,223	$11,056	$(4,833)	-43.7%
Add: Allocation to participating securities	-	-	-	**	18	30	-	-40.0%
Net income (loss) allocated to Viad common shareholders (diluted)	$(17,296)	$(7,689)	$(9,607)	**	$6,241	$11,086	$(4,833)	-43.7%

Basic weighted-average outstanding common shares	20,942	20,656	286	1.4%	20,855	20,589	266	1.3%
Additional dilutive shares related to share-based compensation	-	-	-	**	242	223	19	8.5%
Diluted weighted-average outstanding common shares	20,942	20,656	286	1.4%	21,097	20,812	285	1.4%

(G)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP AND SUBSIDIARIES TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Net income (loss) before other items (adjusted net income (loss)):
Net income (loss) attributable to Viad	$(15,346)	$(5,739)	$(9,607)	**	$16,017	$23,220	$(7,203)	-31.0%
(Income) loss from discontinued operations attributable to Viad	(33)	137	(170)	**	822	(148)	970	**
Income (loss) from continuing operations attributable to Viad	(15,379)	(5,602)	(9,777)	**	16,839	23,072	(6,233)	-27.0%
Gain on sale of ON Services, pre-tax	-	(19,637)	19,637	-100.0%	204	(19,637)	19,841	**
Restructuring charges (recoveries), pre-tax	49	(408)	457	**	1,174	3,059	(1,885)	-61.6%
Impairment charges, pre-tax	-	-	-	**	-	583	(583)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	1,002	572	430	75.2%	3,237	3,884	(647)	-16.7%
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	(267)	(410)	143	34.9%	(865)	2,120	(2,985)	**
Tax expense (benefit) on above items	20	16	4	25.0%	113	(755)	868	**
Favorable tax matters	-	-	-	**	(2,103)	-	(2,103)	**
Net income (loss) before other items (adjusted net income (loss))	$(14,575)	$(25,469)	$10,894	42.8%	$18,599	$12,326	$6,273	50.9%

The components of net income (loss) before other items per common share (adjusted diluted EPS) are as follows:

Net income (loss) before other items (adjusted net income (loss)) (as reconciled above)	$(14,575)	$(25,469)	$10,894	42.8%	$18,599	$12,326	$6,273	50.9%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(7,801)	(7,801)	-	0.0%
Undistributed income (loss) before other items attributable to Viad (Note C)	(16,525)	(27,419)	10,894	39.7%	10,798	4,525	6,273	**
Less: Allocation to participating securities (Note D)	-	-	-	**	(2,596)	(1,102)	(1,494)	**
Diluted income (loss) before other items allocated to Viad common shareholders	$(16,525)	$(27,419)	$10,894	39.7%	$8,202	$3,423	$4,779	**

Diluted weighted-average outstanding common shares	20,942	20,656	286	1.4%	21,097	20,812	285	1.4%

Income (loss) before other items per common share (adjusted diluted EPS)	$(0.79)	$(1.33)	$0.54	40.6%	$0.39	$0.16	$0.23	**

(A) Acquisition-related costs and other non-recurring expenses include:
	Three months ended December 31,				Year ended December 31,
(in thousands)	2023	2022			2023	2022
Acquisition integration costs - Pursuit[1]	$-	$101			$30	$237
Acquisition transaction-related costs - Pursuit[1]	158	24			342	1,259
Acquisition transaction-related costs - Corporate[2]	26	29			43	68
Attraction start-up costs[1,3]	814	418			2,723	2,169
Other non-recurring expenses[2,4]	4	-			99	151
Acquisition-related and other non-recurring expenses, pre-tax	$1,002	$572			$3,237	$3,884

[1] Included in segment operating loss
[2] Included in corporate activities
[3] Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
[4] Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)
Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C)
We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D)
Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive.  The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
Weighted-average outstanding common shares	20,942	20,656	21,097	20,812
Effect of participating convertible preferred shares (if applicable)	-	-	6,674	6,674
Effect of participating non-vested shares (if applicable)	-	-	2	29
Weighted-average shares including effect of participating interests (if applicable)	20,942	20,656	27,773	27,515

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED) (UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Viad Consolidated:
Revenue	$291,679	$248,027	$43,652	17.6%	$1,238,680	$1,127,311	$111,369	9.9%

Net income (loss) attributable to Viad	$(15,346)	$(5,739)	$(9,607)	**	$16,017	$23,220	$(7,203)	-31.0%
Net income (loss) attributable to noncontrolling interest	(385)	(708)	323	45.6%	7,836	2,323	5,513	**
Net loss attributable to redeemable noncontrolling interest	(131)	(394)	263	66.8%	(401)	(748)	347	46.4%
(Income) loss from discontinued operations	(33)	137	(170)	**	822	(148)	970	**
Net interest expense	10,897	11,001	(104)	-0.9%	47,978	34,891	13,087	37.5%
Income tax expense	5,176	386	4,790	**	18,799	9,973	8,826	88.5%
Depreciation and amortization	13,336	13,041	295	2.3%	51,043	52,483	(1,440)	-2.7%
Gain on sale of ON Services	-	(19,637)	19,637	-100.0%	204	(19,637)	19,841	**
Restructuring charges (recoveries)	49	(408)	457	**	1,174	3,059	(1,885)	-61.6%
Impairment charges	-	-	-	**	-	583	(583)	-100.0%
Other expense, net	500	547	(47)	-8.6%	2,033	2,077	(44)	-2.1%
Start-up costs (A)	814	418	396	94.7%	2,723	2,169	554	25.5%
Acquisition transaction-related costs	184	53	131	**	385	1,327	(942)	-71.0%
Integration costs	-	101	(101)	-100.0%	30	237	(207)	-87.3%
Other non-recurring expenses	4	-	4	**	99	151	(52)	-34.4%
Remeasurement of finance lease obligation (B)	(523)	(804)	281	35.0%	(1,697)	4,157	(5,854)	**
Consolidated Adjusted EBITDA	$14,542	$(2,006)	$16,548	**	$147,045	$116,117	$30,928	26.6%
Adjusted EBITDA attributable to noncontrolling interest	(1,131)	(246)	(885)	**	(15,904)	(10,950)	(4,954)	-45.2%
Consolidated Adjusted EBITDA attributable to Viad	$13,411	$(2,252)	$15,663	**	$131,141	$105,167	$25,974	24.7%

Consolidated Adjusted EBITDA by Business:
Pursuit	$(8,332)	$(11,251)	$2,919	25.9%	$92,623	$67,949	$24,674	36.3%
Total GES	26,591	12,721	13,870	**	68,176	61,257	6,919	11.3%
Total Segment EBITDA	18,259	1,470	16,789	**	160,799	129,206	31,593	24.5%
Corporate EBITDA	(3,717)	(3,476)	(241)	-6.9%	(13,754)	(13,089)	(665)	-5.1%
Consolidated Adjusted EBITDA	$14,542	$(2,006)	$16,548	**	$147,045	$116,117	$30,928	26.6%

Pursuit Adjusted EBITDA:
Revenue	$42,208	$34,148	$8,060	23.6%	$350,285	$299,327	$50,958	17.0%
Cost of services and products	(60,901)	(54,239)	(6,662)	-12.3%	(296,904)	(275,296)	(21,608)	-7.8%
Segment operating income (loss)	(18,693)	(20,091)	1,398	7.0%	53,381	24,031	29,350	**
Depreciation	8,816	7,926	890	11.2%	32,937	31,075	1,862	6.0%
Amortization	1,096	1,175	(79)	-6.7%	4,907	5,021	(114)	-2.3%
Start-up costs (A)	814	418	396	94.7%	2,723	2,169	554	25.5%
Acquisition transaction-related costs	158	24	134	**	342	1,259	(917)	-72.8%
Integration costs	-	101	(101)	-100.0%	30	237	(207)	-87.3%
Remeasurement of finance lease obligation (B)	(523)	(804)	281	35.0%	(1,697)	4,157	(5,854)	**
Adjusted EBITDA	$(8,332)	$(11,251)	$2,919	25.9%	$92,623	$67,949	$24,674	36.3%
Adjusted EBITDA attributable to noncontrolling interest	(1,131)	(246)	(885)	**	(15,904)	(10,950)	(4,954)	-45.2%
Adjusted EBITDA attributable to Viad	$(9,463)	$(11,497)	$2,034	17.7%	$76,719	$56,999	$19,720	34.6%

Pursuit Operating margin	-44.3%	-58.8%		14.5%	15.2%	8.0%		7.2%
Pursuit Adjusted EBITDA margin	-19.7%	-32.9%		13.2%	26.4%	22.7%		3.7%

Total GES Adjusted EBITDA:
Revenue	$249,471	$213,879	$35,592	16.6%	$888,395	$827,984	$60,411	7.3%
Cost of services and products	(226,276)	(205,082)	(21,194)	-10.3%	(833,333)	(783,071)	(50,262)	-6.4%
Segment operating income	23,195	8,797	14,398	**	55,062	44,913	10,149	22.6%
Depreciation	2,427	2,802	(375)	-13.4%	9,202	11,914	(2,712)	-22.8%
Amortization	969	1,122	(153)	-13.6%	3,912	4,430	(518)	-11.7%
Total GES Adjusted EBITDA	$26,591	$12,721	$13,870	**	$68,176	$61,257	$6,919	11.3%

Total GES Operating margin	9.3%	4.1%		5.2%	6.2%	5.4%		0.8%
Total GES Adjusted EBITDA margin	10.7%	5.9%		4.7%	7.7%	7.4%		0.3%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$12,451	$5,795	$6,656	**	$25,903	$26,975	$(1,072)	-4.0%
GES Exhibitions	14,140	6,926	7,214	**	42,273	34,282	7,991	23.3%
Total GES	$26,591	$12,721	$13,870	**	$68,176	$61,257	$6,919	11.3%

Spiro Revenue	$83,554	$72,123	$11,431	15.8%	$283,171	$277,641	$5,530	2.0%

Spiro Adjusted EBITDA Margin	14.9%	8.0%		6.9%	9.1%	9.7%		-0.6%

GES Exhibitions Revenue	$168,272	$143,577	$24,695	17.2%	$614,418	$557,880	$56,538	10.1%

GES Exhibitions Adjusted EBITDA Margin	8.4%	4.8%		3.6%	6.9%	6.1%		0.7%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.